EXHIBIT 23

We have issued our report dated August 11 ,1999 accompanying the combined financial statements of Interactive Gallery, Inc. and Interactive Telecom Network, Inc. for the years ended December 31, 1998 and 1997 included as Exhibit B in the Definitive Proxy Statement of New Frontier Media, Inc. which is incorporated by reference in this Form 8-K. We consent to the incorporation by reference in this Form 8-K of the aforementioned report.


                                         Singer Lewak Greenbaum & Goldstein LLP

Los Angeles, California
November 5, 1999


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